Exhibit 99.1

GlobalSCAPE, Inc.’s Enhanced File Transfer (EFT) Update Delivers Additional Support for Cloud, Critical Applications and File Sharing

EFT v7.4.2 Protects Critical Business Processes and Compliance, While Reducing Complexity

SAN ANTONIO – August 29, 2017 – GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, today announced it has released updates to its Enhanced File TransferTM (EFTTM) platform. EFT version 7.4.2 includes expanded support for High Availability capabilities, enhanced Workspaces features, and several other key improvements.

The High Availability capability for EFT Enterprise is an active-active failover cluster that protects vital business processes and provides the availability of critical applications during both planned and unplanned outages. With the latest EFT High Availability updates, customers can:
•	Accommodate bursts or dips in network traffic with new auto-scale functionality for High Availability in AWS;
•	Increase resiliency, stability and flexibility of critical data exchanges via a new unicast communication option; and
•	Improve maintenance and upgrade experience for administrators with updated controls to manage server drain, maintenance and auto-restart functions.

Workspaces, Globalscape’s file sharing module, provides system admins with transparency and control over sensitive data. It also provides end users and partners with an easy, reliable portal to access and share information vital to their day-to-day roles. The latest update to Workspaces includes:
•	New drop-off and reply portals to ensure that third parties can share large files via the platform with enhanced security and reliability; and
•	New “Guest” node to manage invited guests’ accounts separately from EFT user accounts.
Other enhancements offered in EFT v7.4.2 include:
•	Enhanced Web Transfer Client user access to improve user experience; and
•	Improved SFTP security setting configuration to enable more visibility into security settings and help administrators ensure compliance.

Globalscape EFT is an award-winning managed file transfer (MFT) platform that provides organizations with the ability to securely manage and protect their data, comply with strict industry regulations, create complex automated workflows, track and enhance data flows, and accelerate the transfer of large files, among other things.

EFT v7.4.2 is available immediately. For more information about EFT, visit https://www.globalscape.com/managed-file-transfer.

Supporting Quote:
Peter Merkulov, Vice President of Product Strategy and Technology Alliances at Globalscape
“In today’s always-on, cloud-forward business environment, organizations need options that give them the speed, flexibility and reliability they need to respond to dynamic market conditions. The Enhanced File Transfer platform offers a best-in-class solution that can be trusted with mission-critical file transfer requirements. EFT reduces operational complexity, whether deployed on-premises, in the cloud or in a hybrid model.”

About Globalscape
GlobalSCAPE, Inc. (NYSE American: GSB) is a worldwide leader in the secure movement and integration of data. Through Globalscape’s powerful yet intuitive technology, organizations can accelerate their digital transformation and maximize their potential by unleashing the power of data. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.

Globalscape Press Contact
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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